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EXHIBIT 23.2

CONSENT OF MILLER AND LENTS, LTD
INDEPENDENT PETROLEUM ENGINEERS

        As independent petroleum engineers, we hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-132595 and 333-143304) and on Form S-3 (Nos. 333-138003; 333-126167; 333-129979; 333-147757 and 333-148053) of Cano Petroleum, Inc. of our estimates of reserves included in this Annual Report on Form 10-K and to all references to our firm included in this Annual Report.

MILLER AND LENTS, LTD
Houston, Texas
September 10, 2008	By:	/s/ CARL D. RICHARD
Carl D. Richard Senior Vice President

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  EXHIBIT 23.2
CONSENT OF MILLER AND LENTS, LTD INDEPENDENT PETROLEUM ENGINEERS